EXHIBIT 3.(i).3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       Filed By: (After Issuance of Stock)

                         L. L. Brown International, Inc.
                               Name of Corporation

     We the undersigned, Carolyn Scott Brown, President and Secretary, of L. L. Brown International, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on February 6, 2003, adopted a resolution to amend the original articles as follows:

Article 1. is hereby amended to read as follows:

1. The name of this Corporation is:         Terra Block International, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,613,803; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Carolyn Scott Brown
-------------------------
President

/s/ Carolyn Scott Brown
--------------------------
Secretary


State of Washington)
                   ) SS.
County of King     )

On February 6, 2003, personally appeared before me, a Notary Public, Carolyn Scott Brown, who acknowledged that they executed the above instrument.

/s/ Eileen R. Dozier
-------------------------------
Signature of Notary
(Notary Stamp or Seal)